                                                                   Exhibit 10.13


                             Amendment No. 2 to the
                 CytRx Corporation 2000 Long-Term Incentive Plan

This Amendment No. 2 ("Amendment") to the CytRx Corporation 2000 Long-Term Incentive Plan (the "Plan") is made, executed and effective as of this 1st day of March, 2002.

WHEREAS, CytRx Corporation (the "Company"), GGC Merger Corporation ("Merger Sub") and Global Genomics Capital, Inc. ("GGC") are parties to an Agreement and Plan of Merger dated as of February 11, 2002 (the "Merger Agreement"), under which Merger Sub will merge with and into GGC (the "Merger");

WHEREAS, the signing of the Merger Agreement and the consummation of the Merger will trigger certain cash payments (the "Cash Payments") from the Company to its executive officers under employment and other agreements between each executive officer of the Company and the Company;

WHEREAS, the Board of Directors of the Company previously determined that it is in the best interests of the Company for the Company to offer to grant stock awards to the executive officers under the Plan (the "Stock Awards") in lieu of paying, partially or in full, the Cash Payments;

WHEREAS, the Plan contained certain limitations that would prohibit the Company from granting the Stock Awards; and

WHEREAS, the Compensation Committee of the Company has determined that it would be desirable and in the best interests of the Company and its stockholders to amend the Plan to remove or increase such limitations to effectuate the granting of the Stock Awards.

NOW, THEREFORE, in accordance with Section 15.1 of the Plan, the Plan is hereby amended as follows:

1. The text of Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

"Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 3,000,000."

2. The text of Section 5.4 of the Plan is amended by deleting each reference to "200,000" and replacing it with "500,000" and by deleting "$500,000" and replacing it with "1,000,000".

3. As modified hereby, the provisions of the Plan shall remain in full force and effect, and the Plan may be restated, as amended hereby, in its entirety.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.

                              CytRx Corporation

                              By: /s/ Mark W. Reynolds
                                 --------------------------------------------
                                  Name:  Mark W. Reynolds
                                         -------------------------------------
                                  Title: Vice President, Finance and Secretary
                                         --------------------------------------


                                      - 2 -